UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): July 28, 2026

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On July 29, 2026, ChargePoint Holdings, Inc. (the "Company") implemented a reorganization of its operations including a reduction of the Company's current global workforce by approximately 10% (the “Reorganization”). The Company estimates the aggregate restructuring costs associated with the Reorganization to be approximately $6 million, primarily consisting of severance benefits, employee benefits and related costs and facility-related costs. The Company expects to complete the Reorganization during its third quarter of fiscal year 2027 and to incur these costs primarily during its second and third quarters of fiscal year 2027.
The estimates of the charges and expenditures that the Company expects to incur in connection with the Reorganization, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reorganization.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. John “David” Vice, a current named executive officer of the Company, separated as Chief Revenue Officer, effective July 28, 2026, and is expected to separate from the Company following a four-month transition period to help ensure a smooth transition of his responsibilities. In addition, due to Mr. Vice’s qualifying termination of employment under the terms of the Company’s Executive Severance Plan, after the end of the transition period and provided Mr. Vice enters into a final general release of claims, Mr. Vice will be eligible to receive severance benefits under the terms of the Executive Severance Plan, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2026.
Item 7.01     Regulation FD Disclosure.
The Company reaffirms its prior guidance that it expects revenue of $100 million to $110 million for its second quarter ended July 31, 2026.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Forward-Looking Statements
This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Reorganization, the final size of the workforce reduction, the total charges the Company expects to recognize in connection therewith, the timing of such recognition, and the reaffirmation of the Company's prior revenue guidance. The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Additional risks and uncertainties that could affect the Company and its financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 8, 2026, which is available on the Company’s website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this report are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer
Date: July 31, 2026